AMENDMENT NO. 2 TO SECOND INCREMENTAL TERM C FACILITY AMENDMENT

AMENDMENT NO. 2 TO SECOND INCREMENTAL TERM C FACILITY AMENDMENT (this "Amendment"), dated as of December 17, 2009, among UNITEK ACQUISITION, INC., a Delaware corporation (the "Borrower"), the Second Incremental Term C Lenders party hereto, and ROYAL BANK OF CANADA, as administrative agent (in such capacity, the "Administrative Agent") for the financial institutions and other lenders parties to the First Lien Credit Agreement referred to below (collectively, the "Lenders").

PRELIMINARY STATEMENTS:

(1) The Borrower, Lenders and the Administrative Agent have entered into a First Lien Credit Agreement dated as of September 27, 2007 (such First Lien Credit Agreement, as amended by Amendment No. 1 dated as of December 5, 2007, Amendment No. 2 dated as of March 26, 2008, Amendment No. 3 dated as of June 24, 2009 and as otherwise amended, supplemented or modified on or prior to the date hereof, the "First Lien Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the First Lien Credit Agreement.

(2) The Borrower, the financial institutions and other lenders party to the Second Lien Term Loan Agreement and the Administrative Agent have entered into a Second Lien Term Loan Agreement dated as of September 27, 2007 (such Second Lien Term Loan Agreement, as amended by Amendment No. 1 dated as of May 15, 2009 and as otherwise amended, supplemented or modified on or prior to the date hereof, the "Second Lien Term Loan Agreement").

(3) As provided in Section 2.18 of the First Lien Credit Agreement, the Borrower and the Administrative Agent entered into the Second Incremental Term C Facility Amendment (as amended by Amendment No. 1 to Second Incremental Term C Facility Amendment, and as otherwise amended, supplemented or modified on or prior to the date hereof, the "Second Incremental Amendment") among the Borrower, the Second Incremental Term C Lender party thereto, and the Administrative Agent for the financial institutions and other lenders parties to the First Lien Credit Agreement.

(4) In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, there parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of the date hereof and subject to the terms and conditions set forth herein, Section 3 of the Second Incremental Amendment is hereby deleted in its entirety and replaced with the following:

"Interest. The Borrower shall pay interest on the unpaid principal amount of all Term C Advances made by the Incremental Term C Lender (i) from the date of such Advance until March 31, 2009 at a rate equal to 14.5% per annum, (ii) from and after April 1, 2009 through and until December 31, 2009 at a rate equal to 16.25% per annum, and (iii) from and after January 1, 2010 until such principal amount shall be paid in full, at a rate equal to 16.50% per annum, in each case payable in arrears quarterly on the last Business Day of each March, June, September and December."

SECTION 2. Conditions Precedent to Effectiveness. This amendment shall become effective (the "***Amendment Effective Date***") on the date when each of the conditions set forth in this Section 4 shall have been satisfied:

(a) Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Second Incremental Term C Lender; and

(b) Payment of Fees and Expenses. The Borrower shall have paid each of:

(i) a fee to ELB Capital Management, LLC, the financial advisor to Second Incremental Term C Lenders, in the amount of $80,000.00;

(ii) the legal fees and expenses incurred by the Second Incremental Term C Lenders in connection with this Amendment in the amount of $11,700;

(c) Execution and Effectiveness of Amendments to First Lien Credit Agreement and Second Lien Credit Agreement. The Borrower and the lenders under the First Lien Credit Agreement and the lenders under the Second Lien Credit Agreement shall have executed amendments providing, *inter alia*, for (i) forbearance and waivers relating to certain potential events of default and (ii) amendments to the financial covenants and other matters, and such amendments shall be effective as of the same date as this Amendment;

(d) Additional Equity Contribution. The Administrative Agent shall have received evidence satisfactory to it that the Sponsor and/or investing affiliates of the Sponsor have, directly or indirectly, contributed to the Borrower, since December 4, 2009, an amount equal to not less than ten million dollars ($10,000,000) in exchange for the issuance of additional Equity Interests of the Borrower; and

(e) Extension of Additional Equity Trigger Date. The Administrative Agent shall have received evidence satisfactory to it that reference date in the definition of "Additional Equity Trigger Date" in the First Lien Credit Agreement has been extended until September 30, 2011.

SECTION 3. Reference to and Effect on the Credit Agreement and other Loan Documents.

(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "the Credit Agreement", "hereunder", "hereof", "thereunder", "thereof" or words of like import referring to the First Lien Credit Agreement shall

mean and be a reference to the First Lien Credit Agreement, as amended by this Amendment.

(b) The First Lien Credit Agreement and the Second Incremental Amendment, as specifically amended by this Amendment from and after the Amendment Effective Date, and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

UNITEK ACQUISITION, INC., as Borrower

By: ______________________________
Name: PETER BRODSKY
Title: CHAIRMAN

ACKNOWLEDGED AND AGREED
as of the date first written above by the
undersigned Guarantors:

UNITEK MIDCO, INC.
UNITEK USA, LLC
ADVANCED COMMUNICATIONS USA, LLC
DIRECTSAT USA, LLC
FTS USA, LLC
WTW USA, LLC

By: ______________________________
Name: PETER BRODSKY
Title: CHAIRMAN

ROYAL BANK OF CANADA, as Administrative Agent

By: ______________________

Name: Susan Khokher

Title: Manager, Agency

Second Incremental Term C Lender

UNINV II, L.P.

By: UNINV II GP, LLC, its general partner

By: ELB Capital Management LLC, its sole member

By: ______________________
Name: Eric L. Blum
Title: Chairman